Exhibit 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Atlas Air Worldwide Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), we, John W. Dietrich and Spencer Schwartz, Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that to our knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 5, 2021

/s/ John W. Dietrich
John W. Dietrich
President and Chief Executive Officer

/s/ Spencer Schwartz
Spencer Schwartz
Executive Vice President and Chief Financial Officer